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                                                                   EXHIBIT 10.70

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT, between Workflow Management, Inc. (the "Company") and Steve R. Gibson (the "Employee"), is effective as of May 1, 2001 (the "Amendment").

                              Background Statement

     The Company and the Employee are parties to that certain Employment Agreement, dated April 30, 2000 (the "Employment Agreement"). The Company and the Employee desire to amend the Employment Agreement subject to the terms and conditions set forth herein.

     NOW, THEREFORE, it is agreed:

1. Section 2 of the Employment Agreement is deleted in its entirety and replaced with the following:

     2.  Position and Duties.  The Company hereby employs Employee as President
         -------------------
     of the Workflow Printing Division. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of the President of the Workflow Printing Division and assigned to Employee by the Board of Directors of the Company (the "Board"). As President of the Workflow Printing Division, Employee will report directly to the Chairman and Chief Executive Officer of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote substantially all of his professional time, attention, and efforts to promote and further the business of the Company. Employee shall faithfully adhere to, execute, and fulfill all policies established by the Company.

2. Section 3(a) of the Employment Agreement is deleted in its entirety and replaced with the following:

     (a) Base Salary. The base salary payable to Employee shall be $344,500 per year, payable on a regular basis in accordance with the Company's standard payroll procedures, but not less often than monthly. On at least an annual basis, the Board of Compensation Committee will review Employee's performance and may make any increases to such base salary if, in its sole discretion, any such increase is warranted.
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3.   The second sentence of Section 5 (Place of Performance.) is deleted in its
                                       --------------------
entirety and replaced with the following:

          The Company acknowledges that Employee may, for all or a portion of the Term, reside away from Employee's principal place of employment, and thus, all travel between Employee's principal residence and place of employment shall be reimbursed.

4.   Section 6(f) (Change in Title) is deleted in its entirety.

5.   The Company's and Employee's addresses under Section 15 (Notice.) are
                                                              ------
deleted in their entirety and replaced with the following:

     Workflow Management, Inc.
     241 Royal Palm Way
     Palm Beach, FL 33480
     Fax: (561) 659-7793
     Attn: Vice President of Legal Affairs

     Steve R. Gibson
     651 Okeechobee Blvd., Apt. 908
     West Palm Beach, FL 33401

6. Exhibit A of the Employment Agreement is deleted in its entirety and replaced with the following:

     INCENTIVE BONUS PLAN
     --------------------

     Under the Company's Incentive Bonus Plan, Employee will be eligible to earn up to 100% of Employee's base salary in bonus compensation, payable out of a bonus pool determined by the Board of the Company or a compensation committee thereof, depending upon the achievement of specified criteria and payable in the form of cash, stock options, or other non-cash awards, in such proportions, and in such forms, as are determined by the Board of the Company or a compensation committee thereof. Seventy-five percent (75%) of Employee's bonus will be based on the Company's performance, measured against target performance levels established by the Board of the Company or such compensation committee, and twenty-five percent (25%) of Employee's bonus will be based on Employee's individual performance. In addition to the foregoing in order to reward extraordinary performance and exceptional Company results, the Board of the Company or a compensation committee thereof may declare and pay bonus compensation to Employee in excess of 100% of Employee's base salary which may be payable in the form of cash, stock options, or other cash awards, in such proportions, and in such forms, as are determined by the Board of the Company or a compensation committee thereof.

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7.   All other provisions of the Employment Agreement shall continue in full force and effect without further modification.

     The undersigned have executed this Amendment as of the effective date set forth above.


                                        Company:
                                        -------

                                        WORKFLOW MANAGEMENT, INC.



                                        _______________________________________
                                        Thomas B. D'Agostino, Sr., Chairman and
                                        Chief Executive Officer


                                        Employee:
                                        --------


                                        _______________________________________
                                        Steve R. Gibson

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